UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 3, 2006

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Attached as an exhibit hereto is a press release dated April 3, 2006 issued by Verizon Communications Inc. announcing definitive agreements to sell its interests in Verizon Dominicana, Telecomunicaciones de Puerto Rico, Inc. (Puerto Rico Telephone) and Compañía Anónima Nacional Teléfonos de Venezuela (CANTV). The transactions have an aggregate value of approximately $3.7 billion, and Verizon indicated that its interests in those businesses contributed approximately 13 cents to Verizon’s fully diluted earnings per share in 2005. The company expects to close the sales of its interests in Verizon Dominicana and CANTV within approximately 120 days and the sale of its interest in Puerto Rico Telephone in early 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: April 4, 2006	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99	Attached as an exhibit is a press release dated April 3, 2006 issued by Verizon Communications Inc. (Verizon) related to Verizon’s announcement that it has reached definitive agreements to sell its Caribbean and Latin American telecommunications operations in three separate transactions to América Móvil, S.A. de C.V.